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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Holmes
Products Corp. of our report dated March 12, 1999 relating to the financial statements of Holmes Products Corp. as of and for the three years ended December 31, 1998 which are incorporated by reference in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data." We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 included under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
July 2, 1999